Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-196099 on Form S-8 of our report relating to the financial statement of NextEra Energy Partners, LP dated April 3, 2014, appearing in Registration Statement No. 333-196099 on Form S-1 of NextEra Energy Partners, LP as of March 6, 2014.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Boca Raton, Florida
July 14, 2014